Exhibit 10.2

LOAN RESTRUCTURING AGREEMENT

among

STONEHOUSE CAPITAL LTD.

WORLDSPACE, INC.

WORLDSPACE INTERNATIONAL NETWORK INC.

and

WORLDSPACE SATELLITE COMPANY LTD.

Dated as of September 30, 2003

i

TABLE OF CONTENTS

EXHIBITS

Exhibit A	Form of Original Agreement Release

Exhibit B	Form of Release

Exhibit C	Form of Escrow Agreement

Exhibit D	Form of Royalty Agreement

Exhibit E	New Loan Parameters

Exhibit F	Organizational Chart

Exhibit G	Required Consents

Exhibit H	List of Assets

Exhibit I	List of Certain Entities

Exhibit J	List of Subordinate Loans and Related Information

Exhibit K	List of Persons Entitled to Receive Distributions

Exhibit L	Dispute Resolution Procedures

Exhibit M	Form of Legal Opinion

Exhibit N	List of Certain Shareholder(s)

ii

Loan Restructuring Agreement

LOAN RESTRUCTURING AGREEMENT (this “Agreement”), dated as of September 30, 2003 (the “Execution Date”), among:

(1) STONEHOUSE CAPITAL LTD., a corporation organized and existing under the laws of the Cayman Islands (“Stonehouse”);

(2) WORLDSPACE, INC., a corporation organized and existing under the laws of the State of Maryland, the United States of America (“WSI”);

(3) WORLDSPACE INTERNATIONAL NETWORK INC., a company organized and existing under the International Business Companies Act of the British Virgin Islands (“WIN”); and

(4) WORLDSPACE SATELLITE COMPANY LTD., a company organized and existing under the International Business Companies Act of the British Virgin Islands (“WSC”).

RECITALS

A. The WorldSpace Parties and Stonehouse are parties to that certain Amended and Restated Loan Agreement and Guarantee, dated as of April 21, 2000, by and among Stonehouse, WorldSpace, WIN and Satellite Company (the “Loan Agreement”).

B. The obligations of WSI, WIN and WSC under the Loan Agreement are secured by three Security Agreements, each dated as of April 21, 2000, between Stonehouse and respectively, WSI, WIN, and WSC (each referred to herein as a “Security Agreement” and collectively as the “Security Agreements”).

C. The WorldSpace Parties have requested that Stonehouse enter into this Agreement in order to enable the WorldSpace Parties to obtain capital investment to finance the commercial expansion of their business and thereby enhance the prospective return to Stonehouse on its investment in the WorldSpace Enterprise.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

Definitions and Interpretation

Section 1.01 General Definitions. Wherever used in this Agreement, the following terms have the meanings opposite them:

“Agreement”	has the meaning ascribed thereto in the Preamble hereof;

“Annual Operating Budget”	the annual operating budget (allocated on a monthly basis, for the twelve months immediately following the date of the Restructuring) which is attached as Exhibit E to the Royalty Agreement;

“Charter Documents”	in respect of any company, corporation, partnership, governmental agency, or other enterprise, its founding act, charter, articles of incorporation and by-laws, memorandum and articles of association, statute or such other constitutional instrument and any amendments thereto;

“Condition Precedent”	has the meaning ascribed thereto in Section 3.01 hereof;

“Designated Releases”	has the meaning ascribed thereto in Section 3.01(a) hereof;

“Distributions”	has the meaning ascribed thereto in the Royalty Agreement;

“Dollars”	the lawful currency of the United States of America, also represented herein with the “$” sign;

“Economic Ownership Interest”	the percentage ownership interest in an entity (which interest must include the right to receive a proportionate share of dividends, profits and similar amounts distributed by such entity) held by a Person or Persons, directly or indirectly on a fully diluted basis;

“Escrow Agent”	has the meaning ascribed thereto in Section 3.01(a) hereof;

“Escrow Agreement”	has the meaning ascribed thereto in Section 3.01(a) hereof;

“Execution Date”	has the meaning ascribed thereto in the Preamble hereof;

“Financial Model”	the financial model (based on mutually agreed assumptions and showing mutually agreed debt coverage and equity return forecasts) which is attached as Exhibit D to the Royalty Agreement;

“Fiscal Year”	the accounting year of each of the WorldSpace Parties commencing each year on January 1 and ending on the following December 31, or such other period as the WorldSpace Parties, with Stonehouse’s consent, from time to time designate as their accounting year;

“Funding Expenditure Plan”	the mutually agreed plan for the use of the New Loan (including, inter alia, a disbursement schedule therefor) which is attached as Exhibit B to the Royalty Agreement;

“Loan Agreement”	has the meaning ascribed thereto in the Recitals hereof;

“New Investor”	has the meaning ascribed thereto in Section 3.01(c) hereof;

“New Loan”	has the meaning ascribed thereto in Section 3.01(c) hereof;

“New Loan Documentation”	has the meaning ascribed thereto in Section 3.01(c) hereof;

“New Loan Parameters”	has the meaning ascribed thereto in Section 3.01(c) hereof;

“Operating and Marketing Plan”	the operating and marketing plan which is attached as Exhibit F to the Royalty Agreement;

“Original Agreement Release”	has the meaning ascribed thereto in Section 2.01 hereof;

“Original Agreements”	has the meaning ascribed thereto in Section 2.01 hereof;

“Outside Date”	has the meaning ascribed thereto in Section 2.02 hereof;

“Person”	any natural person, corporation, company, partnership, firm, voluntary association, joint venture, trust, unincorporated organization, authority or any other entity whether acting in an individual, fiduciary or other capacity;

“Releases”	has the meaning ascribed thereto in Section 3.01(a) hereof;

“Restructuring”	has the meaning ascribed thereto in Section 3.01 hereof;

“Royalty Agreement”	has the meaning ascribed thereto in Section 3.01(b) hereof;

“Security Agreements”	has the meaning ascribed thereto in the Recitals hereof;

“Shareholders”	has the meaning ascribed thereto in Section 3.01(a) hereof;

“Stonehouse”	has the meaning ascribed thereto in the Preamble hereof;

“Subordination Agreement”	has the meaning ascribed thereto in Section 3.01(k);

“Subordinate Lenders”	has the meaning ascribed thereto in Section 3.01(k);

“Subordinate Loans”	has the meaning ascribed thereto in Section 3.01(k);

“Transaction Documents”	has the meaning ascribed thereto in Section 3.01(j) hereof;

“U.S. GAAP”	generally accepted accounting principles in the United States, consistently applied;

“WorldSpace Enterprise”	the assets and other resources involved in the broadcast of satellite audio and multimedia content and any investments or other assets owned, whether directly or indirectly, by WSI;

“WorldSpace Parties”	WSI, WIN and WSC, or any of them individually as the context may require;

“WIN”	has the meaning ascribed thereto in the Preamble hereof;

“WSC”	has the meaning ascribed thereto in the Preamble hereof; and

“WSI”	has the meaning ascribed thereto in the Preamble hereof.

Section 1.02 Interpretation. In this Agreement, unless the context otherwise requires:

(a) headings are for convenience only and do not affect the interpretation of this Agreement;

(b) words importing the singular include the plural and vice versa;

(c) a reference to an Exhibit, Article, party, Schedule or Section is a reference to that Article or Section of, or that Exhibit, party or Schedule to, this Agreement;

(d) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement;

(e) a reference to a party to any document includes that party’s successors and permitted assigns; and

(f) “including” and “include” shall be deemed to mean “including, without limitation” and “include, without limitation.”

ARTICLE 2

Restructuring

Section 2.01 Release of Obligations.

Upon (but not before) the satisfaction (or waiver by Stonehouse in its sole and absolute discretion) of each of the Conditions Precedent, Stonehouse shall cancel, release and discharge, by the execution and delivery of a mutual release in the form attached hereto as Exhibit A (the “Original Agreement Release”) (a) all obligations and liabilities (whether or not accrued and whenever scheduled to be due and payable) of the WorldSpace Parties arising under the Loan Agreement, and (b) all of its liens and security interests under the Security Agreements (the Security Agreements and the Loan Agreement collectively referred to herein as the “Original Agreements”). Pursuant to the Original Agreement Release, the WorldSpace Parties shall cancel, release and discharge all obligations and liabilities (whether or not accrued) of Stonehouse arising under or in connection with the Loan Agreement or any of the other Original Agreements. The Original Agreement Release shall be fully executed, and delivered to the Escrow Agent, no later than the Execution Date. Until its release from escrow, the Original Agreement Release shall be held by the Escrow Agent pursuant to the Escrow Agreement. For the avoidance of doubt, the Original Agreement Release shall not become effective unless and until the Restructuring has occurred and the Original Agreement Release is released from escrow.

Section 2.02 Outside Date.

If the Restructuring does not occur by the one-year anniversary of the Execution Date or by such later date as may be agreed by Stonehouse and WSI in writing (the one-year anniversary of the Execution Date or such later date agreed by Stonehouse and WSI referred to herein as the “Outside Date”), then this Agreement will terminate, and each of the Original Agreements will remain in full force and effect and unmodified hereby (including, without limitation, with respect to the accrual of interest without interruption), as if this Agreement had never been entered into.

Section 2.03 Standstill.

At no time prior to the Outside Date shall Stonehouse, WSI, WIN, WSC, or the owners, shareholders, officers or directors of any of the foregoing initiate any legal proceedings against each other arising out of or in any way related to any of the WorldSpace Parties (or any of their affiliates), the WorldSpace Enterprise, Stonehouse (or any of its affiliates), or to any of the Original Agreements, with respect to any act, omission or claim taken or arising prior to the Outside Date, it being the intention of the aforesaid parties that there be a standstill arrangement among them until the aforesaid date in order for the WorldSpace Parties to seek new investors; provided, however, that none of the foregoing is intended to, nor shall, preclude any party hereto from enforcing its rights under this Agreement. Additionally, and notwithstanding any of the foregoing, in the event that any of the WorldSpace Parties (a) initiates voluntary bankruptcy, insolvency or similar proceedings during such standstill period, or (b) has any involuntary bankruptcy or similar proceedings initiated against it during such standstill period, or (c) takes any action to reorganize or other action which could adversely impact Stonehouse’s current investment during such standstill period, then Stonehouse shall be entitled to take any steps it deems appropriate to protect its investment, and in the case of clause (b), the WorldSpace Parties shall be entitled to take any steps they deem appropriate to protect their interest.

ARTICLE 3

Conditions Precedent

Section 3.01 Conditions Precedent. The execution and delivery of the Release (including its release from escrow) by Stonehouse (referred to herein as the “Restructuring”)

shall be expressly conditioned upon the fulfillment, in form and substance reasonably satisfactory to Stonehouse, of each of the following (each referred to herein as a “Condition Precedent”), or waiver thereof by Stonehouse in its sole and absolute discretion; it being acknowledged that certain of the conditions precedent below may be satisfied simultaneously with (rather than prior to) the occurrence of the Restructuring so long as such satisfaction is accomplished pursuant to closing logistics acceptable to Stonehouse.

(a) Stonehouse and each of the related individuals and entities specified in the form of release attached hereto as Exhibit B (the “Releases”) shall have received Releases, each released from escrow, unconditional and in full force and effect, and fully executed by each of the WorldSpace Parties and their respective shareholders (the “Shareholders”). All of the Releases shall be fully executed, and delivered to the Escrow Agent, no later than the Execution Date. Until their release from escrow, the Releases shall be held by Tri-State Commercial Closings, Inc. or such replacement escrow agent as may be agreed between Stonehouse and the WorldSpace Parties (Tri-State Commercial Closings, Inc. or such replacement escrow agent, as applicable, referred to herein as the “Escrow Agent”) pursuant to an escrow agreement in the form attached hereto as Exhibit C (the “Escrow Agreement”); notwithstanding the foregoing, provided that the WorldSpace Parties have used their best reasonable efforts to obtain Releases from all of the Shareholders, if the WorldSpace Parties are unable to obtain a Release from that (or those, as applicable) individual Shareholder(s) specified on Exhibit N (the “Designated Releases”), the WorldSpace Parties may, by written notice to Stonehouse not less than 15 nor more than 30 days prior to the date of the Restructuring, substitute for the Designated Releases an unsecured indemnity, in form and substance satisfactory to Stonehouse, jointly and severally from Noah Samara and Salah Idris and in favor of Stonehouse and its designees.

(b) A royalty agreement in the form attached hereto as Exhibit D (the “Royalty Agreement”) shall have been fully executed and delivered, be released from escrow, unconditional and in full force and effect. The Royalty Agreement shall be fully executed, and delivered to the Escrow Agent, no later than the Execution Date. Until its release from escrow, the Royalty Agreement shall be held by the Escrow Agent pursuant to the Escrow Agreement.

(c) After the Execution Date, WSI (and/or one or more direct or indirect subsidiaries one hundred percent (100%) of whose revenues are included in WorldSpace EBITDA, as defined in the Royalty Agreement) shall have received total cumulative investment proceeds of at least fifty million Dollars (US$50,000,000) (whether debt, equity or other form of investment or a combination thereof) (the “New Loan”) from one or more parties who, prior to the Execution Date, are not (nor were at any time previously) shareholders of WSI or any of its affiliates or subsidiaries and are not affiliates, family members or other relatives of any such shareholders, through one or more transactions including a private placement, a privately negotiated transaction and/or a public offering, all on terms substantially meeting the parameters described in Exhibit E attached hereto (the “New Loan Parameters”). The parties hereby acknowledge that one such parameter shall be that the investor or lender providing the New Loan (together with any successor or assignee thereof, the “New Investor”) agrees, pursuant to documentation which is in form and substance satisfactory to Stonehouse, that the Royalty Agreement and payment obligations thereunder shall follow the assets of the WorldSpace Parties and not be diminished or otherwise impaired upon the New Investor’s exercise of remedies under its loan agreement (or, if applicable, other similar agreement) and related documentation

(collectively, the “New Loan Documentation”) to foreclose on and/or sell assets following a default by any of the WorldSpace Parties.

(d) WSI shall have paid the success fee of Stonehouse’s investment bankers, Houlihan, Lokey, Howard and Zukin, not to exceed one million two hundred fifty thousand Dollars ($1,250,000), plus expenses.

(e) [Intentionally deleted.]

(f) [Intentionally deleted.]

(g) [Intentionally deleted.]

(h) [Intentionally deleted.]

(i) The factual information contained in the Financial Model, the Funding Expenditure Plan, the Annual Operating Budget, and the Operating and Marketing Plan shall continue to be true, correct, and complete, and applicable, in all material respects as of the date of the Restructuring; the projections and forecasts contained in the Financial Model, the Funding Expenditure Plan, the Annual Operating Budget, and the Operating and Marketing Plan shall continue to represent the reasonable business judgment of the WorldSpace Parties and to be based on assumptions which are fair and reasonable as of the date of the Restructuring; and updated copies of all of the foregoing, showing all changes from the prior versions, shall have been delivered to Stonehouse, together with satisfactory evidence of the New Investor’s approval thereof.

(j) Stonehouse shall have received satisfactory evidence of each WorldSpace Party’s authority to enter into this Agreement and each of the other documents contemplated hereby (including the Royalty Agreement, the Releases, the Escrow Agreement, the Original Agreement Release, and the New Loan Documentation) (this Agreement and such other documents referred to herein as the “Transaction Documents”) to be entered into by it.

(k) Stonehouse shall have received a subordination and standstill agreement, in form and substance satisfactory to Stonehouse (referred to herein as a “Subordination Agreement”), from the makers or providers of any loan or other debt (other than the New Loan and the loan under the Loan Agreement) which is existing (or with respect to which any contingent or other obligations or liabilities shall exist) as of the date of the Restructuring (the aforesaid makers or providers referred to herein collectively as the “Subordinate Lenders”; and the aforesaid loans or other debt referred to herein collectively as the “Subordinate Loans”), and Stonehouse also shall have received copies of all documentation entered into in connection with, or otherwise evidencing, the Subordinate Loans.

(l) Stonehouse shall have received an updated organizational chart certified by WSI listing all subsidiaries and other affiliates of WSI which is consistent with Exhibit F.

(m) The evidence offered by the WorldSpace Parties to Stonehouse prior to the Execution Date as to the anticipated tax consequences of the transactions contemplated hereunder (including those in connection with any “forgiveness of debt”) shall have been provided to Stonehouse, without any changes that reasonably cause Stonehouse to be dissatisfied therewith.

(n) No misrepresentation or (unless cured) breach or other default hereunder by any of the WorldSpace Parties shall have occurred.

(o) Stonehouse shall have received a legal opinion, in the form attached hereto as Exhibit M, from counsel to the WorldSpace Parties.

ARTICLE 4

Representations

Section 4.01 Representations. Each of the WorldSpace Parties represents, warrants, and covenants, jointly and severally, to Stonehouse that as of the Execution Date and as of the date of the Restructuring:

(a) Such WorldSpace Party is a legal entity duly organized and validly existing under the laws of the jurisdiction in which it is organized, and has the power and authority to carry on its business and to own its properties and assets and to execute, deliver and perform this Agreement and each of the other Transaction Documents;

(b) This Agreement has been duly and validly authorized, executed and delivered by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and by general principles of equity);

(c) The execution, delivery and performance by it of this Agreement and each of the other Transaction Documents does not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default or require any consent under, any indenture, mortgage, agreement or other instrument or arrangement to which such WorldSpace Party is a party or by which it is bound, or any judgment, decree or order of any law, statute, rule or regulation applicable to it, or violate any of the terms or provisions of its Charter Documents;

(d) Except as disclosed and attached hereto as Exhibit G, it is not required to obtain any material consent, authorization, registration, filing, agreement, notarization, certificate, license, approval, permit, authority or exemption in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the other Transaction Documents;

(e) All Charter Documents, financial reports and other documents required to be delivered to Stonehouse pursuant to the terms of the Transaction Documents prior to (and including) the date of the Restructuring are true, complete and accurate copies thereof;

(f) There are no outstanding liens on any of its assets, and no contracts or arrangements, conditional or unconditional, exist for the creation by it of any lien (other than existing liens in favor of Stonehouse, liens to secure all or part of the New Loan, and liens arising by operation of law); provided, however, that if a lien arises after the Execution Date and prior to (and including) the date of the Restructuring (other than a lien in favor of Stonehouse, a lien to secure all or part of the New Loan or a lien arising by operation of law), beginning on the date such lien arises the WorldSpace Parties shall have thirty (30) days (or if shorter, until five (5) days before the date of the Restructuring) to remove such lien (and cure any adverse effects which may have arisen therefrom);

(g) Such WorldSpace Party is not in violation of any applicable statute, regulation or other law applicable to it; provided, however, that if such a violation occurs after the Execution Date and prior to (and including) the date of the Restructuring, beginning on the date such violation occurs the WorldSpace Parties shall have thirty (30) days (or if shorter, until five (5) days before the date of the Restructuring) to cure such violation (and any adverse effects which may have arisen therefrom);

(h) Such WorldSpace Party is not engaged in or threatened by any litigation, arbitration, investigation, administrative proceedings or other similar types of action; provided, however, that if any such action referenced in this subparagraph (h) occurs after the Execution Date and prior to (and including) the date of the Restructuring, beginning on the date such action occurs the WorldSpace Parties shall have thirty (30) days (or if shorter, until five (5) days before the date of the Restructuring) to have such action terminated (and cure any adverse effects which may have arisen therefrom);

(i) All material authorizations, licenses and permits required for the operation of the WorldSpace Enterprise have been obtained, and are current, valid and in full force and effect; provided, however, that if any such authorizations, licenses or permits become invalid after the Execution Date and prior to (and including) the date of the Restructuring, beginning on the date such authorizations, licenses or permits become invalid the WorldSpace Parties shall have thirty (30) days (or if shorter, until five (5) days before the date of the Restructuring) to have such authorizations, licenses or permits restored (and cure any adverse effects which may have arisen therefrom);

(j) The Financial Model, the Funding Expenditure Plan, the Annual Operating Budget and the Operating and Marketing Plan, which are subject to the assumptions and qualifications set forth therein, have been prepared by the WorldSpace Parties in good faith and do not contain any statement of present or historical fact that is not true and correct in all material respects;

(k) All tax returns and reports required by law to be filed by such WorldSpace Party have been duly filed, and taxes, obligations, fees and other governmental charges upon it, or its properties, or its income or assets, which are due and payable or to be withheld, have been paid or withheld, other than those presently payable without penalty or interest and those subject to contest diligently pursued and conducted in good faith by appropriate proceedings so long as it has set aside adequate reserves with respect thereto in accordance with U.S. GAAP; provided, however, that if the WorldSpace Parties inadvertently breach the terms of this subparagraph (k) after the Execution Date and prior to (and including) the date of the Restructuring, beginning on the date of such breach the WorldSpace Parties shall have thirty (30) days (or if shorter, until five

(5) days before the date of the Restructuring) to cure such breach (and any adverse effects which may have arisen therefrom);

(l) All assets material to the WorldSpace Enterprise (including intangible assets, such as licenses, material contracts, and leases of property containing operational assets) including all material assets owned by each of the WorldSpace Parties, as well as the identification of the owner of each such asset, are included on the list set forth as Exhibit H, and Exhibit H is true and complete in all material respects, and each of the WorldSpace Parties agrees that, until (and including) the date of the Restructuring, it shall immediately notify Stonehouse if there is any material change after the date hereof to any of the information described on Exhibit H;

(m) Exhibit I is an accurate and complete list of entities whose earnings are included in WSI’s consolidated income statement, as well as any other entities in which WSI has any Economic Ownership Interest as of the Execution Date, including the percentage ownership interest of WSI in each listed entity, and each of the WorldSpace Parties agrees that, until (and including) the date of the Restructuring, it shall immediately notify Stonehouse if there is any material change after the Execution Date to any of the information described on Exhibit I;

(n) Exhibit J is an accurate and complete list of the Subordinate Lenders and the Subordinate Loans (together with the documentation entered into in connection with, or otherwise evidencing, the same), existing as of the Execution Date, and each of the WorldSpace Parties agrees that, until (and including) the date of the Restructuring, it shall immediately notify Stonehouse if there is any change after the Execution Date to any of the information described on Exhibit J; and

(o) Exhibit K is an accurate and complete list of each of the Persons who, on or after the date of the Restructuring, may be entitled to receive Distributions (as defined in the Royalty Agreement) (together with the documentation entered into in connection with, or otherwise evidencing, the rights to receive such Distributions), and each of the WorldSpace Parties agrees that, until (and including) the date of the Restructuring, it shall immediately notify Stonehouse if there is any change after the date hereof to any of the information described on Exhibit K, and each of the WorldSpace Parties also agrees that if, prior to (and including) the date of the Restructuring, any Person who has not previously executed and delivered a Subordination Agreement becomes entitled to receive (or to potentially receive) Distributions (other than with respect to dividends which, pursuant to the terms of the Royalty Agreement, may be distributed to shareholders of WSI), such Person shall immediately execute and deliver a Subordination Agreement.

Section 4.02 Representations of Stonehouse. Stonehouse represents and warrants that, as of the Execution Date and as of the date of the Restructuring:

(a) It is a legal entity duly organized and validly existing under the laws of the jurisdiction in which it is organized, and has the power and authority to execute, deliver and perform this Agreement and the Original Agreement Release; and

(b) This Agreement and (as of the date of the Restructuring) the Original Agreement Release has been duly and validly authorized, executed and delivered by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and by general principles of equity).

Section 4.03 Termination of Representations. The representations, warranties and covenants set forth in Sections 4.01 and 4.02 shall terminate upon and shall not survive the occurrence of the Restructuring.

ARTICLE 5

Covenants

Section 5.01 Affirmative Covenants. Unless Stonehouse otherwise agrees, prior to (and including) the date of the Restructuring the WorldSpace Parties shall:

(a) As soon as available but in any event within one hundred twenty (120) days after the end of each Fiscal Year, deliver to Stonehouse a copy of the WorldSpace Parties’ audited consolidated financial statement as of the end of such Fiscal Year, prepared in accordance with U.S. GAAP; and

(b) Use the proceeds comprising the New Loan only in accordance with (or substantially in accordance with) the Funding Expenditure Plan.

ARTICLE 6

Miscellaneous

Section 6.01 Saving of Rights.

(a) The rights and remedies of Stonehouse in relation to any misrepresentation or breach of warranty on the part of any of the WorldSpace Parties shall not be prejudiced by any investigation by or on behalf of Stonehouse into the affairs of any of the WorldSpace Parties, by the execution or the performance of this Agreement or by any other act or thing which may be done by or on behalf of Stonehouse in connection with this Agreement and which might, apart from this Section, prejudice such rights or remedies.

(b) No course of dealing or waiver by Stonehouse in connection with any condition or payment to be made under this Agreement shall impair any right, power or remedy of Stonehouse with respect to any other condition or payments, or be construed to be a waiver thereof; nor shall the action of Stonehouse with respect to any condition or payment affect or impair any right, power or remedy of Stonehouse with respect to any other condition or payment.

(c) No course of dealing and no failure or delay by Stonehouse in exercising, in whole or in part, any power, remedy, discretion, authority or other right under this Agreement or any other agreement shall waive or impair, or be construed to be a waiver of or an acquiescence in, such or any other power, remedy, discretion, authority or right under this Agreement, or in any manner preclude its additional or future exercise; nor shall the action of Stonehouse with respect to any default, or any acquiescence by it therein, affect or impair any right, power or remedy of Stonehouse with respect to any other default.

Section 6.02 Notices. Any and all notices or other communications or deliveries required or permitted to be given pursuant to any of the provisions of this Agreement will be deemed to have been duly given for all purposes if sent both (a) by telefax and (b) by certified or registered mail, return receipt requested and postage prepaid, by hand delivery, or by an internationally recognized overnight courier, in any case to the telefax number and the address of such party listed below or to such other telefax number or address as any party may specify by notice given to the other party in accordance with this Section 6.02.

For the WorldSpace Parties:

Noah A. Samara

Chairman and Chief Executive Officer

WorldSpace International Network Inc.

2400 N Street, N.W.

Washington, D.C. 20037

Telefax: 202-969-6004

with a copy to:

Donald J. Frickel, Esq.

WorldSpace International Network Inc.

2400 N Street, N.W.

Washington, D.C. 20037

Telefax: 202-969-6560

For Stonehouse:

Stonehouse Capital Ltd.

c/o Al-Murjan Organization

PO Box 52558

Jeddah 21573

Saudi Arabia

Attention: Cherif Sedky

Telefax: 011-9662-694-3466

with a copy to:

Jeffrey H. Goodman, Esq.

Fulbright & Jaworski L.L.P.

801 Pennsylvania Avenue, N.W.

Washington, D.C. 20004-2623

Telefax: 202-662-4643

The date of giving of any such notice will be: (a) in the case of delivery by hand or courier, the date of delivery at the appropriate address specified in or pursuant to this Section 6.02, provided that the notice has also been sent by telefax to the appropriate telefax number specified in or pursuant to this Section 6.02; or (b) in the case of delivery by mail, five (5) days following the posting of the mail addressed to the appropriate address specified in or pursuant to this Section 6.02, if posted in the same country as the country of the address, and twelve (12) days following the posting of the mail addressed to the appropriate address specified in or pursuant to this Section 6.02, if posted in a different country than the country of the address, provided that the notice has also been sent by telefax to the appropriate telefax number specified in or pursuant to this Section 6.02.

Section 6.03 [Intentionally deleted.]

Section 6.04 [Intentionally deleted.]

Section 6.05 Applicable Law and Dispute Resolution. This Agreement shall be deemed to be a contract made under, and shall be governed by, and shall be construed and interpreted in accordance with, the laws of the State of New York, United States of America, without regard to the conflict of laws provisions thereof (other than Section 5-1401 and 5-1402 of the General Obligations Laws of the State of New York). The parties hereto agree to submit any dispute based on any matter arising out of or relating to this Agreement or the transactions contemplated hereby to arbitration in accordance with the terms set forth on Exhibit L attached hereto.

Section 6.06 Successors and Assigns. This Agreement binds and benefits the respective successors and assigns of the parties; provided, however, that none of the WorldSpace Parties may assign or delegate any of their respective rights or obligations under this Agreement without the prior consent of Stonehouse.

Section 6.07 Amendments, Waivers and Consents. No failure or delay by any party at any time to enforce one or more of the terms, conditions or obligations of this Agreement will constitute a waiver of such terms, conditions or obligations or will preclude such party from requiring performance by the other party at any time. No waiver of the provisions hereof, or any consent given hereunder, will be effective unless in writing and signed by the party to be charged with such waiver or consent. No waiver will be deemed a continuing waiver or waiver in respect of any subsequent breach or default, either of similar or different nature, unless expressly so stated in writing. This Agreement may only be amended by a written instrument signed by all of the parties hereto.

Section 6.08 Joint and Several Liability. Each of the WorldSpace Parties hereby agrees that it shall be jointly and severally liable for the obligations of each of the WorldSpace Parties hereunder.

Section 6.09 Severability. All the provisions of this Agreement will be considered as separate terms and conditions. In the event any of the provisions hereof is determined to be invalid, prohibited or unenforceable by a court or other body of competent jurisdiction, this Agreement will be construed as if such invalid, prohibited or unenforceable provision has been more narrowly drawn so as not to be invalid, prohibited or unenforceable, unless such construction would be unreasonable. Notwithstanding the foregoing sentence, in the event that any provision contained in this Agreement should be determined to be invalid, prohibited or unenforceable, the validity, legality and enforceability of the remaining provisions contained in this Agreement will not in any way be affected or impaired thereby, unless such construction would be unreasonable.

Section 6.10 Counterparts. This Agreement may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same agreement.

Section 6.11 Further Assurances. The WorldSpace Parties will, at their cost, execute and deliver promptly such additional documents, assignments, certificates and instruments as Stonehouse may reasonably request in order to effectuate the provisions of, and the transactions provided for in, this Agreement. Stonehouse will, at the cost of the WorldSpace Parties, execute and delivery promptly such additional documents, assignments, certificates and instruments as any for the WorldSpace Parties may reasonably request in order to effectuate the provisions of, and the transactions provided for in, this Agreement (including, without limitation, the release of the liens pursuant to the Security Agreements).

Section 6.12 Entire Agreement. Subject to Section 2.02 hereof, this Agreement supersedes any prior agreement (including that certain Term Sheet executed by the parties hereto and dated as of March 1, 2003), understanding, representation or warranty between the parties as to the subject matter of this Agreement, which prior agreements, understandings, representations and warranties shall be of no continuing effect except to the extent otherwise provided herein.

*         *         *

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in their respective names as of the date first above written.

WORLDSPACE, INC.

By:	/S/ NOAH A. SAMARA
Noah A. Samara
Chairman and Chief Executive Officer

WORLDSPACE INTERNATIONAL NETWORK INC.

By:	/S/ NOAH A. SAMARA
Noah A. Samara
Chairman and Chief Executive Officer

WORLDSPACE SATELLITE COMPANY LTD.

By:	/S/ NOAH A. SAMARA
Noah A. Samara
Chairman and Chief Executive Officer

STONEHOUSE CAPITAL LTD.

By:	/S/ ABDULRAHMAN BIN MAHFOUZ
Abdulrahman Bin Mahfouz

By:	/S/ SULTAN BIN MAHFOUZ
Sultan Bin Mahfouz

FIRST AMENDMENT

TO

LOAN RESTRUCTURING AGREEMENT

AND

ROYALTY AGREEMENT

AMONG

STONEHOUSE CAPITAL LTD.

WORLDSPACE, INC.

WORLDSPACE INTERNATIONAL NETWORK INC.

AND

WORLDSPACE SATELLITE COMPANY, LTD.

Dated September 28, 2004

This First Amendment (“First Amendment”) made as of this 28th day of September, 2004 by and among Stonehouse Capital Ltd. (“Stonehouse”), WorldSpace, Inc. (“WSI”), WorldSpace International Network Inc. (“WIN”) and WorldSpace Satellite Company Ltd. (“WSC”) (WSI, WIN, and WSC collectively referred to herein as the “WorldSpace Parties”).

WITNESSETH:

WHEREAS, Stonehouse and the WorldSpace Parties did enter into that certain Loan Restructuring Agreement dated as of September 30, 2003 (the “Loan Restructuring Agreement”) in order to enable the WorldSpace Parties to obtain capital investment to finance the commercial expansion of their business; and

WHEREAS, Stonehouse and the WorldSpace Parties did enter into that certain Royalty Agreement dated as of September 30, 2003 (the “Royalty Agreement”) in order to establish certain rights of Stonehouse to receive royalty payments from the WorldSpace Parties; and

WHEREAS, Stonehouse, the WorldSpace Parties and Tri-State Commercial Closings, Inc. (the “Escrow Agent”) did enter into that certain Escrow Agreement dated as of September 30, 2003 (the “Escrow Agreement”) (the Loan Restructuring Agreement, the Royalty Agreement and the Escrow Agreement collectively referred to herein as the “Agreements”) in order to establish the terms by which certain documents be held in escrow; and

WHEREAS, Stonehouse and each of the WorldSpace Parties desire to amend the Loan Restructuring Agreement and the Royalty Agreement and to provide the Escrow Agent with notification of such amendments in accordance with the provisions set forth below.

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, Stonehouse and the WorldSpace Parties hereby agree to amend the Loan Restructuring Agreement and the Royalty Agreement and to provide the Escrow Agent with notification of such amendments as follows:

1.	Replace Section 2.02 of the Loan Restructuring Agreement with:

“If the Restructuring does not occur by March 31, 2005 or by such later date as may be agreed by Stonehouse and WSI in writing (the March 31, 2005 date or such later date agreed by Stonehouse and WSI referred to herein as the “Outside Date”), then this Agreement will terminate, and each of the Original Agreements will remain in full force and effect and unmodified hereby (including, without limitation, with respect to the accrual of interest without interruption), as if this Agreement had never been entered into.”

2.	Replace Section 1.2(b) of Exhibit B to the Loan Restructuring Agreement with:

“(b) this Release will be null and void if the date of the closing of the Debt Restructuring Transaction does not occur on or before December 31, 2005.”

3.	Replace Section 5.05 of the Royalty Agreement with:

“This Agreement will automatically terminate if the Effective Date has not occurred on or before March 31, 2005.”

4.	The forms of the Loan Restructuring Agreement, the Royalty Agreement and the Escrow Agreement attached to the Agreements as exhibits, where applicable, shall be considered to be revised to reflect the terms contained in this First Amendment.

5.	Stonehouse and WSI agree to provide the Escrow Agent with a written notice (which notice shall be countersigned by the Escrow Agent), notifying the Escrow Agent of the change to the “Outside Date” as effected by this Amendment.

6.	This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7.	Except as otherwise hereby modified, all other terms, provisions and conditions of the Agreements shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be signed in their respective names as of the date first above written.

STONEHOUSE CAPITAL LIMITED

By:	/s/ ABDULRAHMAN BIN MAHFOUZ
Name:	Abdulrahman Bin Mahfouz

By:	/s/ SULTAN BIN MAHFOUZ
Name:	Sultan Bin Mahfouz

WORLDSPACE, INC.

By:	/s/ NOAH A. SAMARA
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

WORLDSPACE INTERNATIONAL NETWORK INC.

By:	/s/ NOAH A. SAMARA
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

WORLDSPACE SATELLITE COMPANY, LTD.

By:	/s/ NOAH A. SAMARA
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

SECOND AMENDMENT

TO

LOAN RESTRUCTURING AGREEMENT

AND

ROYALTY AGREEMENT

AMONG

STONEHOUSE CAPITAL LTD.

(a corporation organized and existing under the laws of the Cayman Islands)

WORLDSPACE, INC.

(a corporation organized and existing under the laws of the State of Maryland)

WORLDSPACE INTERNATIONAL NETWORK INC.

(a company organized and existing under the International Business Companies Act of the British Virgin Islands)

WORLDSPACE SATELLITE COMPANY, LTD.

(a company organized and existing under the International Business Companies Act of the British Virgin Islands)

AND

WORLDSPACE, INC.

(a corporation organized and existing under the laws of the State of Delaware)

Dated as of December 30, 2004

This Second Amendment (“Second Amendment”) made as of this 30th day of December, 2004 by and among:

(i) Stonehouse Capital Ltd., a corporation organized and existing under the laws of the Cayman Islands (“Stonehouse”);

(ii) WorldSpace, Inc., a corporation organized and existing under the laws of the State of Maryland (“WSI-MD”);

(iii) WorldSpace International Network Inc., a company organized and existing under the International Business Companies Act of the British Virgin Islands (“WIN”);

(iv) WorldSpace Satellite Company Ltd., a company organized and existing under the International Business Companies Act of the British Virgin Islands (“WSC”); and

(v) WorldSpace, Inc., a corporation organized and existing under the laws of the State of Delaware (“WSI-DE”) (WSI-MD, WIN, WSC and WSI-DE collectively referred to herein as the “WorldSpace Parties”).

WITNESSETH:

WHEREAS, Stonehouse and the WorldSpace Parties (other than WSI-DE) did enter into that certain Loan Restructuring Agreement dated as of September 30, 2003, as amended by that certain First Amendment to Loan Restructuring Agreement and Royalty Agreement dated September 28, 2004 (the “Loan Restructuring Agreement”) in order to enable the WorldSpace Parties (other than WSI-DE) to obtain capital investment to finance the commercial expansion of their business;

WHEREAS, Stonehouse and the WorldSpace Parties (other than WSI-DE) did enter into that certain Royalty Agreement dated as of September 30, 2003, as amended by that certain First Amendment to Loan Restructuring Agreement and Royalty Agreement dated September 28, 2004 (the “Royalty Agreement”) in order to establish certain rights of Stonehouse to receive royalty payments from the WorldSpace Parties (other than WSI-DE) (the Loan Restructuring Agreement and the Royalty Agreement collectively referred to herein as the “Agreements”);

WHEREAS, prior to the date hereof, WSI-MD owned WIN, which in turn owned WSC;

WHEREAS, as of even date herewith, WIN will be merged with and into WSI-MD and WSI-MD will immediately thereafter be merged with and into WSI-DE (the “WSI Mergers”);

WHEREAS, upon the WSI Mergers, WSI-DE will assume all of the rights, obligations and liabilities of WIN and WSI-MD in and under the Agreements by operation of law;

WHEREAS, Stonehouse and each of the WorldSpace Parties desire to amend the Loan Restructuring Agreement and the Royalty Agreement in accordance with the provisions set forth below.

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, Stonehouse and the WorldSpace Parties hereby agree to amend the Loan Restructuring Agreement and the Royalty Agreement as follows:

1. Add the following term and its corresponding definition to the Royalty Agreement:

“WSI-DE”	means WorldSpace Inc., a corporation organized and existing under the laws of the State of Delaware as of the Effective Date.

2. Add the following text to become a new Section 4.03(c) to the Royalty Agreement:

(c) Distributions to those shareholders listed on Exhibit H shall not be subject to the restrictions on Distributions provided in this Section 4.03 (which Section 4.03 provides, in part, that such Distributions are expressly subordinate to the actual payment of the Royalty Payment); provided, however, that for the sake of clarity it is agreed that for purposes of calculating the Proceeds Portion in a Scale-Down Transaction, the amount of the Distributions used as a basis for such determination shall be calculated by reference to all Current Shareholders, whether or not they have been exempted from the restrictions under this Section 4.03. It is further contemplated that such shareholders listed on Exhibit H shall receive Class A common shares in WSI-DE which are not restricted as to the payment of Distributions and all other Current Shareholders will receive Class B common shares in WSI-DE and the certificates representing such Class B shares shall include a legend referencing the applicable restrictions under this Agreement.

3. Add the attached Addendum A as a new Exhibit H to the Royalty Agreement.

4. The forms of the Loan Restructuring Agreement and the Royalty Agreement (attached as exhibits to the Royalty Agreement and the Loan Restructuring Agreement, respectively) shall be considered to be revised to reflect the terms contained in this Second Amendment.

5. In executing this Second Amendment, the WorldSpace Parties acknowledge and affirm that, upon the WSI Mergers (i) all obligations and liabilities of WSI-MD and WIN (including, but not limited to, such parties’ obligations and liabilities under the Loan Restructuring Agreement and the Royalty Agreement) will be assumed by WSI-DE and (ii) WSC will become a subsidiary of WSI-DE.

6. This Second Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7. Except as otherwise hereby modified, all other terms, provisions and conditions of the Agreements shall remain in full force and effect.

8. This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to any choice of law or conflict of law provisions thereof.

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be signed in their respective names as of the date first above written.

(Signature page follows)

STONEHOUSE CAPITAL LTD.

By:	/s/

Name:

WORLDSPACE, INC., a corporation organized and existing under the laws of the State of Maryland

By:	/s/
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

WORLDSPACE INTERNATIONAL NETWORK INC.

By:	/s/
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

WORLDSPACE SATELLITE COMPANY, LTD.

By:	/s/
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

WORLDSPACE, INC., a corporation organized and existing under the laws of the State of Delaware

By:	/s/
Name:
Title: